Exhibit 3.36

BYLAWS

SOUTH CAROLINA MENTOR, INC.

ARTICLE I

NAME AND LOCATION

Section 1. The name of this corporation is SOUTH CAROLINA MENTOR, INC.

Section 2. The principal office of the corporation shall be located at 2231 Devine Street, Columbia, Richland County, South Carolina.

Section 3. Other offices for the transaction of business or conduct of meetings shall be located at such places as the Board of Directors may from time to time designate.

ARTICLE II

STOCKHOLDERS MEETING

Section 1. The annual meeting of the stockholders shall be held at 10:00 a.m. on the twelfth (12th) day of September, or the next succeeding business day, should such day fall upon a Sunday or legal holiday.  The annual meeting shall be held at the principal office of the corporation or upon Notice at such other location as designated by the Board of Directors.  At such meeting the stockholders shall elect Directors and transact other business as may properly come before the meeting.

Section 2. A special meeting of the stockholders, to be held at the same place or places as annual meetings, may be called at any time by the President of the corporation, and in his absence by the Vice-President, or by the Directors.  It shall be the duty of the Directors, President or Vice-President to call such a meeting whenever so requested by stockholders holding fifty percent (50%) or more of the capital stock of the corporation.

Section 3. Notice of the time and place of annual and special meetings shall be mailed by the Secretary to each stockholder ten (10) days before the date thereof.  Notice of special meetings shall specify the business to be transacted at such meeting, and no business other than that so specified shall be conducted.  All Notices shall be delivered, personally or by mail to each stockholder of record entitled to vote at such meeting.  If mailed, Notice shall be deemed delivered when deposited with postage prepaid in the United States mail, addressed to the stockholder at the address appearing on the stock transfer books of the corporation.  Waiver of Notice shall be in writing, unless the stockholder shall attend the meeting (so Notice) in which event attendance either in person or by proxy shall of itself constitute waiver of Notice, the sole exception being when attendance is exclusively for the purpose of objecting to transaction of business on the ground that the meeting had not been lawfully convened.

Section 4.  The President, or in his absence, the Vice-President, shall preside at all such meetings.

Section 5. For the purpose of determining stockholders entitled to Notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days.  If the stock transfer books shall be closed for the purpose of determining stockholders entitled to Notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to Notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which Notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 6. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the stockholders entitled to vote at each meeting of stockholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each.  Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting for the purposes thereof.

Section 7. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.  If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 8.

(a) Except as otherwise provided, any corporate action authorized at a meeting of stockholders, which has been duly called and at which a quorum is present, shall require a majority of the votes cast at such meeting by the holders of shares entitled to vote on the subject matter.

(b) Except as otherwise provided, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the stockholders.

(c) At all meetings of stockholders, a stockholder may vote in person or by proxy executed in writing by the stockholder or his or her duly authorized attorney in fact.  No proxy shall confer authority to vote at any meeting, or any adjournment thereof, other than the next meeting to be held after the date on which such proxy was first sent or given.  Except as provided by §33-11-140 of the South Carolina Business Corporation Act, relating to irrevocable proxies, every proxy shall be revocable at the pleasure of the stockholder executing it.  Revocation of a proxy may be effected by an instrument which by its terms revokes such proxy, or by a duly executed proxy bearing a later date.

(d) The Corporation is prohibited from voting any shares issued by it, including treasury shares; furthermore, any such shares disqualified from voting shall not be counted in determining the total number of outstanding shares at any given time.  Shares standing in the name of another corporation may be voted by a duly authorized corporate officer or by an agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine.  Any fiduciary may vote shares which stand of record in such fiduciary’s name.  Shares held by any executor, administrator, guardian, or committee, may be voted by such person, upon proof of appointment, without transfer of shares into such representative’s name.  A minor may vote shares which stand of record in his or her name and may not thereafter disaffirm or avoid such vote.  A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred on the records of the corporation into the name of the pledgee or its nominee.  Shares standing in the name of a partnership may be voted by any partner, and shares standing in the name of a limited partnership may be voted by any general partner. Shares standing in the name of a person as life tenant may be voted by such life tenant.  Shares held jointly or as tenants in common by two (2) persons may be voted by one (1) such stockholder.  Generally, where shares are held jointly or as tenants in common by more than two (2) persons, the act of a majority of those acting shall bind all such stockholders.

Section 9.  Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

Section 10. Unless otherwise provided in the Articles of Incorporation, at each election for Directors, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are Directors to be elected and for whose election such stockholder has a right to vote, or to cumulate his or her votes by giving one (1) candidate as many votes as the number of such Directors multiplied by the number of such stockholder’s shares shall equal, or by distributing such votes on the same principle among any number of candidates.

ARTICLE III

BOARD OF DIRECTORS

Section 1. The business and affairs of the corporation shall be managed by its Board of Directors, which shall be invested with all corporate powers not expressly reserved by statute, the Articles of Incorporation or bylaws.  Directors need not be residents of the State of South Carolina or stockholders of the corporation.

Section 2. A regular annual meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of stockholders.  The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings.

Section 3.  Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, by the President or any two (2) Directors.  The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of South Carolina, as the place for holding any special meeting.

Section 4. The Board of Directors may conduct a meeting by means of conference telephone or other means of communication by which all persons participating in the meeting can hear one another at the same time and participation in the meeting by such means shall constitute presence in person at such meeting.

Section 5. Notice of any regular meeting of the Board of Directors shall not be required to be given. Notice of any special meeting shall be given at least two (2) days prior to the date of such meeting.  Such Notice may be by telephone or by written Notice delivered personally or mailed to each Director at his or her business address.  If mailed, such Notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid.  If notice is given by telegram, such Notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.  Waiver of Notice shall be in writing unless the Director shall attend the meeting in which event attendance shall constitute waiver of Notice the sole exception being when attendance is exclusively for the purpose of objecting to transaction of business because the meeting had not been lawfully convened.  The business to be transacted at, or the purpose of, any regular or special meeting of the Board of Directors shall be specified in the Notice or Waiver of Notice of such meeting.

Section 6. A majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.  The vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater proportion is required by the South Carolina Business Corporation Act or the Articles of Incorporation.

Section 7.  Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all the Directors.

Section 8. The Directors shall elect the officers of the corporation and fix their salaries, such election to be held at the Directors meeting following each annual stockholders meeting.  An officer may be removed at any time by a majority vote of the full Board of Directors.

Section 9.  Any Director may be removed with or without cause at any time by the stockholders any may be removed for cause by action of the Board of Directors.

Section 10. Vacancies in the Board of Directors may be filled for the unexpired term by those remaining Directors at any regular or special Directors meeting.

Section 11.  The Directors may by resolution appoint members of the Board as an Executive Committee, or one (1) Director a Manager, to manage the business of the corporation during the interim between meetings of the Board, empowered to the extent permitted by §33-12-110 of the South Carolina Business Corporation Act.

Section 12. By resolution of the Board of Directors, each Director may be paid his or her expenses for attending each meeting of the Board of Directors, and may be paid a stated salary as Director or a fixed sum for attending each meeting or both.  No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefore.

Section 13.  At each annual stockholders meeting the Directors shall submit a statement of the business done during the preceding year together with a report of the general financial conditions of the corporation and of the condition of its tangible property.

ARTICLE IV

OFFICERS

Section 1. The officers of this corporation shall be a President, Vice-President, a Secretary and a Treasurer, who shall be elected for the term of one (1) year, and shall hold office until their successors are duly elected and qualified.  Any person may hold two (2) or more offices at the discretion of the Board of Directors.

Section 2. Any vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

Section 3. The President shall preside at all Directors and stockholders meetings, shall have general supervision over the affairs of the corporation and over the other officers; and the President shall sign all stock certificates and written contracts of the corporation and shall perform all such other duties as are incident to his office.

Section 4. The Vice-President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

Section 5. The Secretary shall attend all meetings of the stockholders of the corporation and the Board of Directors, shall act as a clerk thereof, and shall record all of the proceedings of the meeting.  The Secretary shall give proper notice of the meetings to stockholders and Directors, shall perform the duties and exercise the powers of President in the absence or disability of the President and Vice-President and shall carry out such other duties as may be delegated by the Board of Directors.

Section 6.  The Treasurer shall have custody of the funds and securities of the corporation and shall keep a full and accurate account of the receipts and disbursements of the corporation.  The Treasurer shall disburse the funds of the Corporation as ordered by the Directors and shall render to the Directors an account of all transactions as Treasurer and of the financial condition of the corporation at the annual meeting of the Board of Directors.

Section 7. No officer of the corporation shall be prevented from receiving his or her salary by reason of the fact that he or she may also be a Director of the corporation.

ARTICLE V

CAPITAL STOCK

Section 1. The amount of the capital stock shall be One Hundred Thousand and No/100 Dollars ($100,000.00) which shall be divided into one hundred thousand (100,000) shares at a par value of One and No/100 Dollar ($1.00) each.

Section 2. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board or the President and by the Secretary or an Assistant Secretary and sealed with the corporate seal or a facsimile thereof.  The signatures of such officers upon a certificate may be facsimiles if the certificated is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or one of its employees.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity of the corporation as the Board of Directors may prescribe.

Section 3. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall be determined by the Board of Directors.

ARTICLE VII

DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the South Carolina Business Corporation Act and by the Articles of Incorporation.

ARTICLE VIII

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. No loans shall be contracted on behalf of the corporation and no evidences of the indebtedness shall be issued in its name unless authorized by resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

Section 3. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as of the Board of Directors may select.

ARTICLE IX

AMENDMENTS

These bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors or by the stockholders at any regular or special meeting of the Board of Directors or by a majority vote of the stockholders then entitled to vote in the election of Directors.

The undersigned hereby certifies that the foregoing bylaws have been adopted as the first bylaws of the corporation, pursuant to the requirements of the South Carolina Business Corporation Act.

By:	/s/ E. Byron Hensley, Jr.
Secretary

Dated: September 12th, 1984